                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             ENTERRA CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- - --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- - --------------------------------------------------------------------------------
     (3) Filing Party:

- - --------------------------------------------------------------------------------
     (4) Date Filed:

- - --------------------------------------------------------------------------------

                                [ENTERRA LOGO]



                             ENTERRA CORPORATION
                           13100 NORTHWEST FREEWAY
                                 SIXTH FLOOR
                             HOUSTON, TEXAS 77040


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 11, 1995


TO THE STOCKHOLDERS OF ENTERRA CORPORATION:

         Notice is hereby given that the annual meeting of stockholders of ENTERRA CORPORATION will be held at the Ritz-Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas, at 11:00 A.M., local time, on Thursday, May 11, 1995, for the following purposes:

             1. To elect a class of three directors, each for a term of three years and until their successors shall be elected and qualified.

             2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on March 15, 1995 will be entitled to notice of and to vote at the annual meeting and any adjournments thereof. A list of the stockholders of Enterra Corporation entitled to vote at its annual meeting will be available for inspection at the company's offices during normal business hours by any stockholder for the 10 days prior to the meeting.


PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                                        By order of the board of directors,



                                        M. Gay Mather
                                        Secretary

Houston, Texas
March 31, 1995

                              ENTERRA CORPORATION
                            13100 NORTHWEST FREEWAY
                                  SIXTH FLOOR
                              HOUSTON, TEXAS 77040

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 11, 1995

     This proxy statement and the accompanying form of proxy are furnished on or about March 31, 1995 in connection with the solicitation of proxies by the board of directors of Enterra Corporation ("Enterra") to be used at the annual meeting of stockholders of Enterra to be held at the Ritz-Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas, at 11:00 A.M., local time, on Thursday, May 11, 1995, and at any adjournments thereof.



                             PURPOSE OF THE MEETING

     At the meeting, Enterra's stockholders will be asked to elect three directors to hold office as provided by law and Enterra's by-laws.




                             VOTING AT THE MEETING

     The only outstanding class of voting securities of Enterra is its common stock, par value $1.00 per share ("Common Stock"). Holders of shares of Common Stock of record at the close of business on March 15, 1995 are entitled to notice of and to vote at the meeting and any adjournments thereof. As of that date, there were 27,748,581 shares of Common Stock outstanding. Each stockholder entitled to vote shall have the right to one vote for each share outstanding in such stockholder's name. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting constitutes a quorum.

     The shares of Common Stock represented by each properly executed proxy will be voted at the meeting in accordance with the stockholders' directions. Stockholders are urged to specify their choices by making the appropriate entry on the enclosed proxy. Votes may be cast in favor of directors or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than being present for purposes of determining the presence of a quorum. If no choice has been specified by record holders (including brokers) submitting proxies, the shares will be voted as recommended by the board of directors. Brokers that are member firms of the New York Stock Exchange, Inc. ("NYSE") and who hold shares in street name for customers have the authority under the rules of the NYSE to vote those shares with respect to the election of directors if they do not receive instructions from a beneficial owner. A failure by brokers to vote those shares will have no effect in the outcome of the election of directors, as directors are to be elected by a plurality of the votes cast. If any matters other than those described herein are properly presented to the meeting for action, which is not currently anticipated, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment. Execution of the accompanying proxy will not affect a stockholder's right to revoke it by giving notice of revocation to the Secretary of Enterra at any time before the proxy is voted, by voting in person at the meeting, or by executing a later-dated proxy that is received by Enterra before the meeting.

     YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                             ELECTION OF DIRECTORS

     The Certificate of Incorporation of Enterra classifies the board of directors into three classes having staggered terms of three years each. The board of directors consists of such number of directors as is fixed from time to time by resolution of the board adopted by a vote of three-quarters of the entire board of directors. The board of directors is currently set at eleven members. As more fully described below, however, Mr. Thomas L. Kelly has advised the board that he will not stand for re-election upon the expiration of his term at the 1995 Annual Meeting. The board has stated its intention to set the number of directors at ten members upon the expiration of Mr. Kelly's term.

     On August 12, 1994, Enterra's stockholders approved the merger of Total Energy Services Company ("Total") and Enterra Corporation. Approximately 99% of the then outstanding shares of Total common stock were owned by seven investment funds (the "First Reserve Funds") managed by First Reserve Corporation ("First Reserve"). In connection with the merger, Enterra, First Reserve and the First Reserve Funds entered into a Stockholders' Agreement.
The agreement, among other things, permits First Reserve and the First Reserve Funds (together, the "First Reserve Group") to designate up to four members of Enterra's board of directors. Consequently, Enterra's board of directors was expanded to eleven members and the First Reserve Group designated the following four directors: Mr. Thomas J. Edelman, who was appointed to the class of directors whose terms expire in 1995; Mr. John A. Hill, who was appointed to the class of directors whose terms expire in 1996; and Messrs. William A. Macaulay and Roger M. Widmann, who were appointed to the class of directors whose terms expire in 1997. For further information regarding the First Reserve Group's authority to designate members of Enterra's board of directors, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS", page 14.

     Two directors whose terms expire in 1995, Messrs. Thomas J. Edelman and D. Dale Wood, have each consented to serve another term and will be presented to the stockholders for election as directors at the annual meeting. Mr. Thomas
L. Kelly II, a director of Enterra since 1988 and a member of the class of directors whose terms expire in 1995, has advised the board that he will not stand for re-election upon the expiration of his current term. The Company's by-laws require that the three classes of the board of directors be as nearly equal in number as possible. In order to accomplish this, Mr. R. Rudolph Reinfrank, who belonged to the class of directors whose terms expire in 1996, has been moved to the class of directors whose terms expire in 1995. Mr. Reinfrank has consented to serve another term and will be presented to the stockholders for election as a director at the annual meeting. The remaining seven directors will continue to serve in accordance with their prior election or appointment.

     At the meeting, proxies in the accompanying form, properly executed, will be voted for the election of the three nominees, unless authority to do so has been withheld in the manner specified in the instruction on the proxy or revoked in the manner previously described. Proxies cannot be voted for a greater number of persons than the number of nominees named. Discretionary authority is reserved to cast votes for the election of a substitute recommended by the board of directors should any nominee be unable or unwilling to serve as a director. Enterra believes that all of the nominees will be available to serve.

     The three directors are to be elected by a plurality of the votes cast. A stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

     Article FIFTH of the Certificate of Incorporation of Enterra prohibits a nominee from being elected a director unless the name of the nominee, together with such consents and information concerning present and prior occupations, transactions with Enterra or its subsidiaries, and other matters as may at the time be required by or pursuant to the by-laws, is filed with the Secretary of Enterra no later than a time fixed by, or pursuant to, the by-laws immediately preceding the annual or special meeting at which such person is to be a candidate for director.

     Section 3.13(b) of Enterra's by-laws provides that any stockholder entitled to vote for the election of directors at a meeting may nominate a director for election if written notice of the stockholder's intent to make such a nomination is received by the Secretary of Enterra not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors, with certain exceptions. This section does not apply to nominations for which proxies are solicited under applicable regulations adopted by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934. The notice must contain or be accompanied by the following:

          (a) the name and residence of the stockholder who intends to make the nomination;

          (b) a representation that the stockholder is a holder of record of Enterra's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (c) such information regarding each nominee as would be required in a proxy statement filed pursuant to the SEC's proxy rules had proxies been solicited with respect to the nominee by the board of directors of Enterra;

          (d) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

          (e) the consent of each nominee to serve as director of Enterra if so elected.

     Pursuant to the above requirements, appropriate notices in respect of nominations for directors must be received by the Secretary of Enterra no later than April 27, 1995.


INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS AND REGARDING CONTINUING DIRECTORS

     The information provided herein as to personal background has been provided by each director and nominee as of March 15, 1995. The periods shown for service as a director of Enterra include service as a director of Philadelphia Suburban Corporation ("PSC") prior to Enterra's spinoff from PSC on July 1, 1981.

________________________________________________________________________________

               NOMINEES FOR ELECTION AT THE 1995 ANNUAL MEETING
                         FOR TERMS EXPIRING IN 1998
________________________________________________________________________________

Thomas J. Edelman         Mr. Edelman was appointed a director of Enterra in
                          August 1994. He served as a director of Total from June 1993 until its acquisition by Enterra. Mr.
                          Edelman is President and a director of Snyder Oil
                          Corporation. Prior to joining Snyder Oil Corporation in 1981, he was a Vice President of The First Boston
                          Corporation. Mr. Edelman serves as Chairman of the Board and is a director of Lomak Petroleum, Inc. He also serves as a director of Petroleum Heat & Power
                          Co., Inc., Amerac Energy Corporation, Star Gas
                          Corporation and Command Petroleum Limited.  Age: 44.

D. Dale Wood              Mr. Wood has served as President and Chief Executive
                          Officer of Enterra since March 5, 1991.  In November
                          1991, he was elected Chairman of Enterra. He served as Chairman and Chief Executive Officer of CRC-Evans
                          Pipeline International, Inc. ("CRC-Evans") and its predecessor, from February 1985 until March 1991.
                          Mr. Wood has served as a director of Enterra since
                          1988.  Age: 56.


R. Rudolph Reinfrank      Since May 1993, Mr. Reinfrank has been Managing
                          Director of the Davis Companies and a Managing
                          General Partner of Davis Reinfrank Company, private investment firms. From January 1988 through June
                          1993, Mr. Reinfrank was Executive Vice President of
                          Shamrock Holdings, Inc.  From January 1990 through
                          December 1992, Mr. Reinfrank also served as Managing
                          Director of Trefoil Investors, Inc. and Shamrock
                          Capital Advisors, Inc. Mr. Reinfrank was appointed a director of Enterra in September 1992. He previously served as a director of Enterra from 1987 through 1991. Mr. Reinfrank is also a director of Parker
                          Drilling Company.  Age: 39.

________________________________________________________________________________

                     DIRECTORS CONTINUING IN OFFICE WITH
                            TERMS EXPIRING IN 1996
________________________________________________________________________________

James M. Ballengee        Mr. Ballengee was Chairman of Enterra from 1969
                          through June 1986. He is currently counsel to the law firm of Morgan, Lewis & Bockius, which firm is counsel to Enterra. Mr. Ballengee is Rector
                          (Emeritus) of the Board of Trustees of Washington and Lee University. Age: 72.

Lee Daniel                Mr. Daniel was Senior Vice President of Enterra from
                          September 1982 until his retirement in December 1987.
                          He served as Chairman of Enterra Oil Field Rental
                          Company, a subsidiary of Enterra, from September 1982 through March 1987. Mr. Daniel was first elected a director of Enterra in 1983. Age: 72.

John A. Hill              Mr. Hill was appointed to the board in August 1994.
                          He served as a director of Total from June 1993 until its acquisition by Enterra. Mr. Hill has been Chairman of the Board of First Reserve since 1983.
                          Mr. Hill is a trustee of the Putnam Funds and is a director of Snyder Oil Corporation, Maverick Tube
                          Corporation, Consolidated Oil & Gas, Inc., PetroCorp
                          Incorporated and James River Coal Company, the latter four being companies in which the First Reserve Funds have a substantial equity interest. Age: 53.

________________________________________________________________________________

                     DIRECTORS CONTINUING IN OFFICE WITH
                            TERMS EXPIRING IN 1997
________________________________________________________________________________

C. Paul Evans             From July 1985 until March 1991, Mr. Evans was
                          President and Chief Operating Officer of CRC-Evans and its predecessor corporation. In March 1991, he became Chairman and Chief Executive Officer of
                          CRC-Evans and in February 1992, he reassumed the additional responsibilities of President and Chief
                          Operating Officer of CRC-Evans. He was elected a director of Enterra in 1991. Age: 64.

William E. Macaulay       Mr. Macaulay was appointed a director and Vice
                          Chairman of Enterra in August 1994. He served as a director of Total from June 1993 until its acquisition by Enterra. Mr. Macaulay has been President and Chief Executive Officer of First
                          Reserve since 1983. Mr. Macaulay is a director of Maverick Tube Corporation, Consolidated Oil & Gas,
                          Inc. and James River Coal Company, each being a company in which the First Reserve Funds have a substantial equity interest. Age: 49.

Robert L. Parker, Sr.     Mr. Parker has served as Chairman of Parker Drilling
                          Company, which provides contract drilling services worldwide to the oil and natural gas industry, since
                          1977. From 1977 to December 1991, he also served as Chief Executive Officer of that company. He was first elected a director of Enterra in 1980. Mr.
                          Parker is also a director of Bank of Oklahoma Finance
                          Corporation, Tulsa, N.A., MAPCO, INC. and Clayton
                          Williams Energy, Inc.  Age: 71.

Roger M. Widmann          Mr. Widmann was appointed a director in August 1994.
                          He served as a director of Total from September 1993 until its acquisition by Enterra. Mr. Widmann has held various positions with Chemical Bank since 1986 and is currently Senior Managing Director of Corporate Finance for Chemical Securities Inc.
                          Mr. Widmann is a director of Lydall, Inc. and a member of the Board of Advisors of various First
                          Reserve funds.  Age: 55.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


PRINCIPAL HOLDERS OF ENTERRA COMMON STOCK

     The following entities were beneficial owners of more than five percent of Common Stock as of the dates indicated:

                                                                            Voting Power          Investment Power
                                                                        -------------------      -------------------
                                             Shares        Percent
                                           Beneficially      of
       Name and Address                       Owned        Class(1)       Sole       Shared       Sole        Shared
       ----------------                    ------------    --------     ----------   ------      ----------   ------
First Reserve Corporation(2)                11,212,349      40.40%      11,212,349     -0-       11,212,349     -0-
  475 Steamboat Road
  Greenwich, CT 06830

FMR Corp. (3)                                2,872,300      10.35%         297,900     -0-        2,872,300     -0-
  82 Devonshire Street
  Boston, MA  02109


- - -----------

(1) On March 15, 1995, there were 27,748,581 shares of Common Stock outstanding.

(2) As reflected in Schedule 13D filed with the SEC on August 17, 1994. Represents shares owned by the following First Reserve Funds: American Gas & Oil Investors - 1,993,529; AmGO II - 1,233,907; AmGO III - 597,408;
     First Reserve Secured Energy Assets Fund, Limited Partnership - 2,323,562; First Reserve Fund V, Limited Partnership - 3,355,254; First Reserve Fund V-2, Limited Partnership - 838,427; and First Reserve Fund VI, Limited Partnership - 870,262. First Reserve is the general partner of each of such First Reserve Funds. First Reserve, in its role as managing general partner of the Funds and acting on behalf of the Funds, has the power to cause each Fund to dispose of or vote Shares held by such Funds. The principal beneficial owners of the common stock of First Reserve are its executive officers, including Messrs. Macaulay and Hill. For more information regarding the voting rights of First Reserve in respect of the shares owned by the First Reserve Funds, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS", page 14.

(3) As reflected in Schedule 13G filed with the SEC on February 13, 1995. These shares are beneficially owned as of December 31, 1994 by FMR Corp., a parent holding company of various investment adviser companies. Of these, Fidelity Management and Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 2,572,900 shares or 9.27% of Enterra's common stock outstanding as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS

     The following table sets forth certain information with respect to shares of Common Stock beneficially owned by each director and nominee for director of Enterra, by each of the executive officers named in the Summary Compensation Table and by all current directors and officers of Enterra as a group. This information has been provided by each of the directors and officers as of March 15, 1995 at the request of Enterra and includes shares held by participants in the Enterra Corporation 401(k) plan and the Enterra Compression Company and Affiliated Companies Savings and Retirement Plan as well as shares subject to stock options exercisable within 60 days of such date granted under the Enterra Corporation Stock Option Plan (the "Stock Option Plan") and the Enterra Corporation Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan").

                                                                          Shares             Percent
      Name of individual                                               beneficially         of class
      or identity of group                                               owned(1)         outstanding(2)
      --------------------                                              ------------      ---------------
      James M. Ballengee(3) ................................               43,332               *
      M. Timothy Carey(4) ..................................               34,889               *
      Lee Daniel ...........................................               37,950               *
      Thomas J. Edelman ....................................               10,000               *
      C. Paul Evans ........................................               18,632               *
      Steven C. Grant ......................................               17,305               *
      John A. Hill .........................................           11,212,349 (5)         40.4%
      Thomas L. Kelly II ...................................               17,500
      Steven W. Krablin ....................................               19,362               *
      William E. Macaulay ..................................           11,212,349 (5)         40.4%
      Robert L. Parker, Sr. ................................               65,934               *
      J. Joseph Percle .....................................               13,361               *
      R. Rudolph Reinfrank .................................               15,000               *
      Michael L. Stansberry ................................               20,049               *
      Roger M. Widmann .....................................               10,000               *
      D. Dale Wood .........................................              181,365               *
      All current directors and officers as a group
        (17 persons) ........................................          11,723,940 (6)         41.7%

- - ----------

 *   Denotes ownership of less than one percent of the class outstanding.

(1) This column includes shares subject to options granted pursuant to the Non-Employee Directors Plan and the Stock Option Plan which are exercisable by May 14, 1995. Under the Non-Employee Directors Plan, Messrs. Edelman and Widmann each hold unexercised options to purchase 10,000 of such shares, Messrs. Ballengee, Daniel, Kelly and Parker each hold unexercised options to purchase 17,500 of such shares, and Mr. Reinfrank holds unexercised options to purchase 15,000 of such shares. Under the Stock Option Plan, Mr. Carey holds exercisable options to purchase 28,925 of such shares, Mr. Evans holds exercisable options to purchase 18,576 of such shares, Mr. Grant holds exercisable options to purchase 15,116 of such shares, Mr. Krablin holds exercisable options to purchase 17,725 of such shares, Mr. Percle holds exercisable options to purchase 13,334 of such shares, Mr. Stansberry holds exercisable options to purchase 19,168 of such shares, and Mr. Wood holds exercisable options to purchase 180,300 of such shares.

(2) At March 15, 1995, there were 27,748,581 shares of Common Stock outstanding. Shares not outstanding but beneficially owned by a given person are deemed outstanding for purposes of computing the percentage of Common Stock owned by such person, but not for purposes of computing the percentage owned by any other person.

(3) The sale or other disposition of 5,000 of these shares are restricted under the terms of Mr. Ballengee's early retirement agreement. Under the agreement, 5,000 shares of the restricted stock become unrestricted on June 1 of each year and, in the event of a breach of certain non-competition and other covenants, Mr. Ballengee would be required to retransfer all or a specified portion of the restricted stock to Enterra upon payment by Enterra to him of $.457 per share. This figure also includes 242 shares that are owned of record by Mr. Ballengee's wife, of which beneficial ownership is disclaimed.

(4) Includes 5 shares that are owned of record by Mr. Carey's son, of which beneficial ownership is disclaimed.

(5) This figure equals all shares beneficially owned by First Reserve of which Mr. Hill is Chairman and Mr. Macaulay is President and Chief Executive Officer. Both Messrs. Hill and Macaulay disclaim beneficial ownership as to all such shares.

(6) Includes an aggregate of 293,144 shares subject to stock options under the Stock Option Plan, 14,146 shares held by participants in the 401(k) Plan and 6,912 shares held by participants in the Enterra Compression Company and Affiliated Companies Retirement and Savings Plan.

                     MEETINGS AND COMMITTEES OF THE BOARD

     During 1994, six meetings of the board of directors of Enterra were held. The by-laws of Enterra provide that the board of directors, by resolution adopted by a majority of the board, may designate an Executive Committee and one or more other committees, with each such committee to consist of one or more directors. The board of directors designates committees for various purposes and elects from its members the Executive, Audit and Executive Compensation Committees. The company does not have a standing Nominating Committee.

     Executive Committee. The Executive Committee may exercise with certain exceptions all of the authority of the board in the management of the business and affairs of Enterra. The Executive Committee is intended to serve in the event that action must be taken by the board of directors at a time when convening a meeting of the entire board is not feasible. The Executive Committee did not meet during 1994. The current members of the Executive Committee are D. Dale Wood, committee chairman, William E. Macaulay and Robert
L. Parker, Sr.

     Audit Committee. The Audit Committee is composed of directors who are not officers of Enterra or any of its subsidiaries. The current members of the Audit Committee are James M. Ballengee, committee chairman, John A. Hill and R. Rudolph Reinfrank. The Audit Committee meets periodically with Enterra's financial and accounting officers, management and independent public accountants to review the scope of auditing procedures, policies relating to internal auditing and accounting procedures and controls. It also provides general oversight with respect to the accounting principles employed in Enterra's financial reporting. The Audit Committee met twice during 1994.

     Executive Compensation Committee. The Executive Compensation Committee is composed of members of the board who are not officers of Enterra or any of its subsidiaries and who are otherwise ineligible to participate in any of Enterra's incentive compensation plans for employees. This committee has general supervisory power over, and the power to grant options under, the Stock Option Plan. In addition, the Executive Compensation Committee reviews the recommendations of the Chief Executive Officer as to appropriate compensation of Enterra's principal executive officers and certain other key personnel and recommends to the board the compensation of such key personnel and the Chief Executive Officer. The Executive Compensation Committee met twice during 1994. Its current members are Thomas L. Kelly II, committee chairman, William E. Macaulay and Lee Daniel. As previously noted, Mr. Kelly will not continue as a director upon the expiration of his term at the 1995 Annual Meeting.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Executive Compensation Committee are Thomas L. Kelly, committee chairman, William E. Macaulay and Lee Daniel, each of whom served on the committee in 1994. James M. Ballengee served on the Executive Compensation Committee until September 1994. Messrs. Daniel and Ballengee are retired officers of Enterra. Mr. Ballengee is currently counsel to the law firm of Morgan, Lewis & Bockius, which firm is counsel to Enterra. Mr. Macaulay is the President and Chief Executive Officer of, and a principal stockholder in, First Reserve. Total, which was 99% owned by the First Reserve Funds, was acquired by Enterra in August 1994.

                       EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information regarding each of the current executive officers of Enterra. Further information about Messrs. Wood and Evans is presented in "ELECTION OF DIRECTORS -- Information Regarding Nominees for Election as Directors and Regarding Continuing Directors," page 3. Executive officers of Enterra are elected annually by the board of directors to serve in their respective capacities until their successors are duly elected and qualified or until their earlier resignation or removal. On August 12, 1994, immediately following the merger of Total, the board of directors resolved that the following persons were executive officers of the Company.

D. Dale Wood              Mr. Wood was elected President and Chief Executive
                          Officer on March 5, 1991 and has served as a director of Enterra since March 1988. He was elected
                          Chairman of Enterra on November 13, 1991.  From
                          February 1985 until March 1991, Mr. Wood was Chairman and Chief Executive Officer of CRC-Evans, a subsidiary of Enterra, and its predecessor. Age: 56.

Steven C. Grant           Mr. Grant joined Enterra as its Senior Vice
                          President - Finance and Chief Financial Officer in January 1988 and became Senior Vice President -
                          Corporate Development in March 1991.  Age: 52.

Steven W. Krablin         Mr. Krablin has served as Controller and Chief
                          Accounting Officer of Enterra since November 1986,
                          Vice President since February 1990, and as Chief
                          Financial Officer since March 1991.  He served as
                          Treasurer from May 1987 through September 1994.  Age:
                          44.

M. Timothy Carey          Mr. Carey has been President of Enterra's oilfield
                          services and equipment group since February 1992.
                          From March 1991 to February 1992 he served as
                          President and Chief Operating Officer of CRC-Evans.
                          From April 1987 through February 1991, he served as
                          Executive Vice President of that company and its predecessor. Age: 51.

Richard A. Clark          Mr. Clark has been President of Enterra Compression
                          Company and its predecessor since since October 1993.
                          He joined GCI, a subsidiary of Enterra Compression
                          Company, in 1978 as Vice President of Sales and
                          Marketing.  In 1979 Mr. Clark became President of
                          Gemini, another subsidiary of Enterra Compression
                          Company, and in 1986 he also became President of GCI.
                          Age: 60.

C. Paul Evans             Mr. Evans has served as a director of Enterra since
                          May 1991.  From July 1985 until March 1991, he was
                          President and Chief Operating Officer of CRC-Evans and its predecessor. He has served as Chairman and Chief Executive of CRC-Evans since March 1991 and since February 1992 has also served as President and Chief Operating Officer of that company. Age: 64.

               REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth for the years ended December 31, 1992, 1993 and 1994 the compensation paid by Enterra to its Chief Executive Officer and its four most highly compensated executive officers who were serving as executive officers at December 31, 1994. The table also includes compensation for Messrs. J. Joseph Percle and Michael L. Stansberry, both of whom continue in office with the Company but ceased to be deemed "executive officers" of Enterra, as such term is defined under the Exchange Act, immediately following the August 1994 merger with Total.



                           SUMMARY COMPENSATION TABLE

- - ------------------------------------------------------------------------------------------------------------------
                                                                                  Long-Term
                                                  Annual Compensation            Compensation
                                                                                 ------------
                                                                                     Awards
                                          ---------------------------------------------------
          (a)                  (b)          (c)        (d)           (e)               (g)             (i)
                                                                    Other           Securities
                                                                    Annual          Underlying       All Other
   Name and Principal                                               Compen-           Options      Compensation
        Position               Year       Salary($)   Bonus($)     sation($)           (#)(1)        ($)(2)
- - -------------------------------------------------------------------------------------------------------------------
 D. Dale Wood                  1994        375,000     85,300                               0         12,674(3)
 Chairman, President           1993        375,000     75,000(4)                            0         14,252
 & CEO                         1992        325,000     65,000                          40,000         13,243

 C. Paul Evans                 1994        194,250          0                               0         15,000
 Chairman & CEO of             1993        194,250     38,850                               0         23,584
 CRC-Evans                     1992        185,000     97,125                          25,000         22,886

 M. Timothy Carey              1994        204,750     46,400                               0          7,965
 President of Enterra          1993        204,750     40,850(4)                            0          9,501
 Oilfield Services &           1992        188,839     99,140                          25,000         15,284
 Equipment Group

 Steven C. Grant               1994        145,000     33,000                               0          7,748
 Sr. Vice President -          1993        145,000     29,000(4)                            0          7,296
 Corporate Development         1992        145,000     29,000                          20,000          7,069

 Steven W. Krablin             1994        120,000     47,300                               0          6,302
 Vice President -              1993        115,000     23,000(4)                            0          6,038
 Chief Financial Officer       1992        100,000     20,000                          25,000          5,250

 J. Joseph Percle              1994        148,333     27,000       127,250(5)              0          4,500
 President of Enterra          1993        146,000     78,750(4)    105,513(5)              0         24,333(6)
 Oil Field Services, Ltd.      1992        136,833     94,685        36,631(5)         20,000              0

 Michael L. Stansberry         1994        146,645     26,900                               0          7,875
 President of Enterra Oil      1993        145,000     29,000                               0          7,613
 Field Rental Company          1992        129,808     20,000                          20,000          3,894

(1)  Enterra has granted no stock appreciation rights.

(2)  These amounts include:

     (a)  Enterra's cash contributions for 1994 under the Enterra
          Corporation 401(k) Plan, a defined contribution plan, on behalf of Mr. Wood, $4,500; Mr. Carey, $7,965; Mr. Grant, $7,748; Mr. Krablin, $6,302; Mr. Stansberry, $7,875; and Mr. Percle, $4,500.

     (b) CRC-Evans' cash contributions for 1993 under the CRC-Evans Money Purchase Pension Plan, a defined contribution plan, on behalf of Mr. Evans of $15,000.

(3) Includes a company paid premium of $8,174 for a whole life insurance policy which is not subject to any split-dollar arrangement.

(4) These are maximum bonus amounts payable for 1993 which, to date, have not been awarded. Bonuses in respect of 1993 for Messrs. Wood, Carey, Grant and Krablin are discretionary and, along with the bonus earned by Mr. Percle pursuant to the Management Incentive Bonus Plan, have been deferred and are contingent upon the satisfactory resolution of disputed accounts receivable from the Kuwait Oil Company. At that time, the Executive Compensation Committee will assess the effect of such resolution on the 1993 operating results and determine what bonus amounts, if any, are warranted.

(5) These amounts relate to Mr. Percle's overseas assignment and include for 1994 a housing allowance of $67,500 and an overseas cost-of-living adjustment of $37,500; for 1993 a housing allowance of $50,625 and an overseas cost-of-living adjustment of $31,163; and for 1992 an overseas premium of $21,017.

(6) This amount relates to a payment to Mr. Percle to compensate for costs associated with his relocation from Dubai to London.


GRANTS AND EXERCISES OF OPTIONS/SAR'S IN LAST FISCAL YEAR

     As part of Enterra's executive compensation program, the Company generally awards stock options to its officers and key employees approximately every third year. In February 1992, the Company awarded options to participating employees, including the Chief Executive Officer, the four other most highly compensated executive officers of Enterra and Messrs. Percle and Stansberry.
No additional stock options were granted to these same persons in 1993 or 1994.

     The following table sets forth aggregate option exercises in 1994 and option values for the Chief Executive Officer, the four other most highly compensated executive officers of Enterra and Messrs. Percle and Stansberry as of December 31, 1994. Enterra has granted no stock appreciation rights.

         AGGREGATED OPTION EXERCISES IN 1994 AND FY-END OPTION VALUES

- - ---------------------------------------------------------------------------------------------------------------
          (a)                (b)         (c)                    (d)                             (e)
                           Shares
                          Acquired                      Number of Securities           Value of Unexercised
                             on         Value      Underlying Unexercised Options      In-the-Money Options
                          Exercise     Realized             at FY-End(#)                   at FY-End ($)
          Name               (#)         ($)        Exercisable / Unexercisable      Exercisable/Unexercisable
- - ----------------------   ----------    --------   -------------------------------    -------------------------
D. Dale Wood                  -0-           -0-           123,216 / 57,084                41,646 / 38,335
C. Paul Evans                 -0-           -0-            10,242 /  8,334                27,537 / 23,960
M. Timothy Carey            4,925        54,175            20,591 /  8,334                55,274 / 23,960
Steven C. Grant               -0-           -0-             8,449 /  6,667                22,707 / 19,168
Steven W. Krablin             -0-           -0-             9,391 /  8,334                25,956 / 23,960
J. Joseph Percle              -0-           -0-             6,667 /  6,667                19,168 / 19,168
Michael L. Stansberry         -0-           -0-            12,501 /  6,667                30,106 / 19,168



CONTRACTS WITH EXECUTIVE OFFICERS

     On March 5, 1991, Enterra entered into an employment agreement with Mr. Wood as President and Chief Executive Officer, and this agreement was amended in November 1992. The agreement, as amended, is for a five-year period through November 11, 1997 and provides for a base salary of $375,000 per year effective January 1, 1993. Mr. Wood is also entitled to participate in Enterra's Management Incentive Compensation Plan. The employment agreement provides that Mr. Wood will not compete with Enterra or any of its subsidiaries for two years after his employment with the Company or until November 11, 1997, whichever is later.

     Enterra and Mr. Wood also entered into an agreement ("Change of Control Agreement") on March 5, 1991, which provides for certain benefits in the event of termination of employment with Enterra and its subsidiaries in certain circumstances related to the occurrence of a change of control of Enterra. Additionally, Enterra entered into Change of Control Agreements with Messrs. Grant and Krablin in February 1990, with Messrs. Percle and Stansberry in February 1991 and with Messrs. Evans and Carey in February 1992. For purposes of these agreements, a change of control is defined to mean the acquisition or holding by any person or group of beneficial ownership of 30% or more of Enterra's outstanding Common Stock in a transaction not approved by the Company's board of directors. Upon such a termination, the Change of Control Agreements entitle each of Messrs. Wood, Grant, Krablin, Percle, Stansberry, Evans and Carey to receive (i) a lump sum payment in an amount equal to two times the sum of (a) base salary in effect prior to the termination or immediately prior to the change of control, whichever is higher, plus (b) the average of the two most recent annual bonuses; (ii) an amount equal to the spread (market value less exercise price) of all stock options held as of the date of termination (unless such options are exercised) and (iii) substantially comparable fringe benefits for two years following termination of employment.

     In connection with the 1988 acquisition of CRC-Evans Pipeline International, Inc., Enterra entered into employment agreements with Messrs. Evans and Carey, and these agreements were amended in February 1992. Mr. Evans' agreement calls for him to serve as President of Enterra's pipeline services and equipment group and as Chairman, President and Chief Executive Officer of CRC-Evans for a term through February 20, 1997. Mr. Carey's agreement calls for him to serve as President of Enterra's oilfield services and equipment group for a term through February 20, 1997. Each agreement provides for the payment of a minimum annual base salary and participation in Enterra's Management Incentive Bonus Plan. The current annual base salary for each of Messrs. Evans and Carey is $194,250 and $204,750, respectively. Each agreement also contains a provision not to compete for two years after employment or until February 20, 1997, whichever is later.

     In August 1992, a subsidiary of Enterra, Enterra Oil Field Services, Ltd., entered into an employment agreement with Mr. Percle as President of that company, and that agreement was amended in April 1993 in connection with Mr. Percle's relocation to London. The agreement is for a term through July 31, 1997 and provides for the payment of a minimum annual base salary, participation in Enterra's Management Incentive Bonus Plan and allowances for housing and other expenses relating to his overseas assignment. The current annual base salary for Mr. Percle is $153,000. Upon any termination of Mr. Percle's employment, the employment agreement provides that Mr. Percle will not compete with Enterra or any affiliate of Enterra for the two-year period following such termination, or until July 31, 1997, whichever is later. During the course of the non-compete agreement, Mr. Percle will receive monthly payments totaling $12,500.

     Mr. Clark, president of Enterra Compression Company, is party to an employment and non-competition agreement with Enterra Compression Company extending through December 13, 1995. The agreement provides for a base annual salary of $158,000 per year and participation in any incentive compensation plans adopted by Enterra Compression Company. Upon termination of Mr. Clark's employment other than for cause, he is entitled to receive his accrued salary, bonus and other employment benefits as of the time of such termination plus his monthly base salary through the expiration of the term. The agreement also places certain non-competition restrictions on Mr. Clark until the later of six months following termination of employment or December 13, 1995, provided that Mr. Clark continues to be compensated pursuant to the agreement.

REMUNERATION OF DIRECTORS

     Directors who are full-time employees of Enterra do not receive a retainer or fees for service on the board of directors or on committees of the board. Members of the board of directors who are not full-time employees of Enterra ("Eligible Directors") receive an annual fee of $15,000, a fee of $1,000 for attendance at each meeting of the board of directors and at each meeting of its committees or any special committee established by the board, and a fee of $1,000 per day for any special assignments. The chairmen of the audit and executive compensation committees receive a fee of $1,250 for attendance at each meeting of the committee they chair.

     On October 8, 1986, the board of directors adopted the Non-Employee Directors Plan, which provides for the grant to each Eligible Director of immediately exercisable options to purchase shares of Common Stock. An aggregate of 300,000 shares may be issued under the plan. Each Eligible Director initially receives a grant of options to purchase 5,000 shares and thereafter receives an annual grant of options to purchase 5,000 additional shares. The option exercise price per share is equal to the fair market value of a share of Common Stock as of the date of grant and the options have a term of five years from the date of grant. Messrs. Hill and Macaulay have each declined to participate in the Non-Employee Directors Plan.

     Upon Mr. Ballengee's early retirement from Enterra in June 1986, he entered into a consulting agreement with Enterra pursuant to which he provided consulting services to Enterra at the request of the chief executive officer or board of directors of Enterra until December 31, 1987. The agreement provides for compensation for the life of Mr. Ballengee and his surviving spouse equal to the difference (reduced for social security benefit payments received) between the amount Mr. Ballengee is entitled to receive under the now-terminated Retirement Plan for Employees of Enterra Corporation based upon his retirement on June 1, 1986 and the amount he would have been entitled to receive if he had retired at age 65. Such amount is equal to approximately $28,000 per year (prior to reduction for social security benefit payments).


EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Enterra's executive compensation program is administered by the Executive Compensation Committee of the Board of Directors of which each member is a non-employee director. The committee establishes specific compensation levels for executive officers and other key personnel and administers the Management Incentive Bonus Plan and Stock Option Plan.

     Enterra's executive compensation program is designed to attract and retain key executives focused on the company's annual growth and long-term strategy. The three elements of the program are as follows:

     o Salary. Base salaries for executive officers, as well as other senior executives, are reviewed annually and revised, if appropriate, by the committee. Salary levels are based on factors including individual performance, level and scope of responsibility and the performance of the pertinent business unit in relation to the Company's plan for that unit and progress that has occurred toward the unit's strategic objectives. In reviewing the individual performance of the Company's named executive officers (other than Mr.
          Wood), the Committee considers the recommendations of Mr. Wood, to whom these officers report. The Committee targets the high end of the competitive salary range, which is determined by considering compensation survey reports and salary levels paid by similar companies in the oilfield service industry which have a comparable market capitalization. The companies used for comparison purposes include, but are not limited to, those companies included in the Company's peer group index.

          The Committee believes that employment agreements serve to both retain quality executives and focus attention on the company's long-term growth strategy, especially with regard to the company's senior executives and to those executives on extended overseas assignments. To this end, each of Messrs. Wood, Evans, Carey, Clark and Percle has an employment agreement with Enterra or one of its subsidiaries.

     o Annual Incentive Bonus. To provide annual financial incentive for management to maximize the performance of their operating units, officers and key employees of Enterra and its subsidiaries participate in the company's Management Incentive Bonus Plan. The amount an individual may earn under the plan is directly dependent upon the individual's position, responsibility and impact upon Enterra's financial success. Each managerial position is assigned a "responsibility factor," ranging from 1 to 4, which relates to that position's overall responsibility within each operating unit. The maximum bonus achievable can range from 15% of base salary for persons holding positions with responsibility factors of 1, to 60% of base salary for the CEO, which is the only position with a responsibility factor of 4. Awards under the plan are based primarily on exceeding a minimum rate of return, or "hurdle rate," on assets employed by the applicable subsidiary or by the corporation as a whole for corporate employees. Hurdle rates are based on the "risk free rate of return" obtainable from investing in long-term Government bonds plus an entrepreneurial risk premium deemed appropriate by the committee and are established at the beginning of each year. Additionally, the plan allows for the granting of discretionary bonuses by the committee. These bonuses can be granted under circumstances where the plan would not have provided for a bonus but where Enterra has attained results that benefit stockholders. In awarding discretionary bonuses, the corporate and business unit performance measures considered include the accomplishment of strategic objectives, market and product development and cost containment. A significant consideration in granting a discretionary bonus is to reward individual performance for accomplishments other than corporate or business unit performance.

     o Stock Option Plan. To closely align the interests of management and stockholders, Enterra awards stock options to its officers and key employees. The committee believes that the grant of stock options approximately every third year focuses management attention on long-term growth in stockholder value and stock price appreciation. In February 1992, officers and key employees of Enterra and its subsidiaries were awarded stock options based on the individual's responsibilities and position in the company. The committee did not award additional stock options to these same persons in 1993 or 1994.

     For 1994, certain executive officers and other employees of Enterra and its subsidiaries were awarded discretionary bonuses. These bonuses were awarded based on the Committee's positive assessment of (i) the individual's performance and (ii) corporate and business unit performance measures such as significantly improved results in certain geographic areas, the completion and integration of strategic acquisitions, improvement in core business revenues and improved market share.

     As committed at the time of the Total acquisition, Total and its subsidiaries were allowed to retain their existing bonus plans for the full year of 1994, then convert to Enterra's plan as of January 1, 1995. Key executives of the subsidiaries making up the Company's compression segment, including Richard A. Clark, participated in a plan which calculates a net income plus interest expense return on net assets employed. This percent was compared to a capital charge and bonuses were paid to Mr. Clark and the other participating employees based on the percentage point excess.

     D. Dale Wood has served as Chief Executive Officer of Enterra since March 1991. Like Enterra's other executives, a significant portion of Mr. Wood's compensation is at risk with annual incentive bonuses and long-term stock options. Mr. Wood's base salary for 1994 was based principally on his rights under his employment agreement with Enterra, as amended in November 1992, which provides for a base annual salary of $375,000. Mr. Wood's employment agreement was reviewed in 1992 by two of the Company's independent directors with no interlocking relationships. His salary pursuant to the amended employment agreement was based in part upon a review of salaries of CEO's for other companies of a comparable size in the oilfield service industry. Mr. Wood's salary at that time was targeted at the high end of the competitive salary range. Under the Management Incentive Bonus Plan, Mr. Wood is entitled to receive a maximum bonus equal to 60% of his base salary if the Company achieves its consolidated hurdle rate. Although the target hurdle rate was not achieved for 1994, the Committee believes that the Company accomplished many of its strategic objectives and awarded Mr. Wood a discretionary bonus. Specifically, the Committee considered the completion and integration of the acquisition of Total, an acquisition which effectively doubled the size of the Company, a significant improvement in the Company's U.S. oilfield business in a year which saw a decline in drilling and workover activity, and the realization of the Company's goal of replacing certain short-term business with a base that offers long-term growth opportunities.

     Section 162(m) of the Internal Revenue Code enacted in 1993 generally limits the deductibility of excess compensation over $1,000,000 paid to the Chief Executive Officer or to any of the four other most highly compensated executive officers. An exception exists, however, for "performance-based compensation", including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. In May 1994, the Company's shareholders approved amendments to the Enterra Corporation Stock Option Plan to bring the plan into compliance with Section 162(m). The Committee believes that it is unlikely that the Company will have non-deductible compensation expense, as defined by Section 162(m), in the near future. The Committee will periodically review this matter and, when appropriate, consider actions that may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with the Company's compensation objectives.

                                    EXECUTIVE COMPENSATION COMMITTEE

                                    Thomas L. Kelly II, Chairman
                                    Lee Daniel
                                    William E. Macaulay

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 12, 1994, Enterra acquired Total Energy Services Company through a merger approved by the Company's stockholders. The consideration paid by Enterra for the capital stock of Total was $38 million cash, the assumption of $75 million of debt and 11.3 million shares of newly issued Enterra Common Stock.

     In connection with the merger, Enterra and the First Reserve Group entered into a Stockholder's Agreement which, among other things, restricts the voting and transfer of Enterra securities beneficially owned by the First Reserve Group. The agreement has a term of ten years, which commenced on August 12, 1994, the date of the merger. During the term, the First Reserve Group will be permitted to designate four members of Enterra's board of directors, provided, however, that (i) at any time the First Reserve Group ceases to beneficially own at least 30%, but continues to own at least 22.5% of the then outstanding Enterra Common Stock, the First Reserve Group will only be permitted to designate three members of Enterra's board of directors, (ii) at any time the First Reserve Group ceases to beneficially own at least 22.5% but continues to own at least 15% of the then outstanding Enterra Common Stock, the First Reserve Group will only be permitted to designate two members of Enterra's board of directors, (iii) at any time the First Reserve Group ceases to beneficially own at least 15% but continues to own at least 10% of the then outstanding Enterra Common Stock, the First Reserve Group will only be permitted to designate one member of Enterra's board of directors, and (iv) at any time that the First Reserve Group ceases to beneficially own at least 10% of the then outstanding Enterra Common Stock, the First Reserve Group will not be permitted to designate any members of Enterra's board of directors.

     During the term, the First Reserve Group has agreed to vote all its shares for all management nominees for director and in respect of any matter on which holders of the Company's stock are entitled to vote, either in accordance with the recommendations of a majority of the Company's board of directors or in the same proportion as voted by all other Enterra stockholders. The First Reserve Group may not acquire beneficial ownership of more than 43% of the outstanding Enterra Common Stock. The First Reserve Group may not participate in any proxy solicitation not recommended by the Enterra directors not designated by the First Reserve Group and may not initiate or give assistance to any transaction which could reasonably be expected to result in a change of control of Enterra.

     During the term, the First Reserve Group has registration rights that they can exercise under certain circumstances. The First Reserve Group can only dispose of its beneficially owned Enterra securities in certain specified ways and, in general, may not sell over 5% of the then outstanding Enterra Common Stock to any one person or group or sell shares to any one person or group who upon consummation of such sale would have direct or indirect beneficial ownership of, or the right to acquire beneficial ownership of, 10% or more of the then outstanding Enterra Common Stock.

     Prior to the merger, Thomas J. Edelman and Roger M. Widmann, both of whom were appointed to Enterra's board of directors in conjunction with the Total acquisition, each held outstanding options to purchase Total Common Shares. In exchange for those options, Messrs. Edelman and Widmann each received approximately $88,000. Prior to the merger, Richard A. Clark, an executive officer of Enterra, held stock options and common stock of a subsidiary of Total. In exchange for such options and stock, Mr. Clark received approximately $4.2 million.

     Enterra Compression Company, through its subsidiary GCI, is the exclusive leasing agent for compressor systems owned by two limited partnerships and two Subchapter S corporations in which Mr. Clark has an interest. These entities were formed by officers and employees of Enterra Compression Company between 1978 and 1989 and purchased compressor systems from GCI. The compressor systems are leased to third parties through exclusive agency agreements with GCI, which provides field maintenance and other services and earns a leasing commission on the adjusted rental revenue. Distributions to the limited partners are subject to the discretion of Enterra Compression Company, the general partner. Distributions and dividends to shareholders of the Subchapter S corporations are subject to the discretion of their board of directors. The entities in which Mr. Clark has an interest own approximately 9.2% of the rental fleet of GCI. In 1994, Mr. Clark received distributions of $20,551 from his interest in such entities and Enterra Compression Company received leasing commissions of $901,788.

     Mr. Widmann, a director of Enterra, is Senior Managing Director of Chemical Securities Inc., a wholly-owned subsidiary of Chemical Banking Corporation ("Chemical"). Texas Commerce Bank National Association ("TCB"), a wholly-owned subsidiary of Chemical, is committed to 20% of the Company's $140 million credit facility. As of December 31, 1994, $118 million of principal was outstanding under the credit facility, of which TCB's interest totaled approximately $23 million.

                               PERFORMANCE GRAPH

     The following performance graph compares the annual performance of Enterra's Common Stock to the S&P 500 Index and to a self-constructed peer group of similar companies in the oilfield service industry (which includes BJ Services Co., Baker Hughes, Inc., Energy Ventures, Inc., Halliburton Company, Oceaneering International, Inc., Production Operators Corp., Smith International, Inc., Tuboscope Vetco International Corp. and Weatherford International, Inc.) for Enterra's last five fiscal years. The graph assumes that the value of the investment in Enterra's Common Stock and each index was $100 at December 31, 1989, and that all dividends were reinvested. Peer group returns are weighted based on the market capitalization of each individual company within the peer group at the beginning of the comparison period.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

     Measurement Period
   (Fiscal Year Covered)        Enterra Corporation            S&P 500 Index               Peer Group

            1989                        100                         100                        100

            1990                        127                          97                        108

            1991                        118                         126                         76

            1992                        125                         136                         79

            1993                        143                         150                         88

            1994                        132                         152                         89

                       SELECTION OF INDEPENDENT AUDITORS

     The board of directors has selected KPMG Peat Marwick LLP, Enterra's independent public accountants, to continue in such capacity for the current year. Representatives of that firm are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and available to respond to appropriate questions.


                               PROXY SOLICITATION

     The cost of soliciting proxies will be paid by Enterra. Beacon Hill Partners, Inc., 90 Broad Street, New York, New York has been employed to solicit proxies by mail, telephone or personal solicitation for a fee of approximately $2,500 plus expenses. Enterra has also arranged for reimbursement, at the rates suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by directors, officers and employees of Enterra, but such persons will not be specially compensated for such services.


                     STOCKHOLDER SUGGESTIONS AND PROPOSALS
                          FOR THE 1996 ANNUAL MEETING

     Consideration of certain matters is required at the annual meeting of stockholders, such as the election of directors. In addition, pursuant to applicable regulations of the SEC, stockholders may present resolutions that are proper subjects for inclusion in the proxy statement and for consideration at the annual meeting by submitting their proposals to Enterra on a timely basis. In order to be included for the 1996 annual meeting, resolutions should be addressed to Ms. M. Gay Mather, Secretary, Enterra Corporation, 13100 Northwest Freeway, Sixth Floor, Houston, TX 77040 and must be received by December 31, 1995.

                                 OTHER MATTERS

     The board of directors is not aware of any other matters that may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their best judgment.

     A copy of Enterra's 1994 Annual Report to Stockholders is being transmitted herewith, but does not constitute part of the proxy solicitation materials.


                                        By order of the board of directors,



                                        M. Gay Mather
                                        Secretary



Houston, Texas
March 31, 1995

                                [ENTERRA LOGO]


                              ENTERRA CORPORATION

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1995

         The undersigned hereby appoints Steven W. Krablin and Steven C. Grant or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the annual meeting of stockholders of Enterra Corporation to be held on Thursday, May 11, 1995, and any adjournments thereof, and to vote as indicated on the reverse side the shares of stock that the signer would be entitled to vote if personally present and to vote in their discretion on any other matters brought before the meeting, all as set forth in the March 31, 1995 proxy statement (the "Proxy Statement").

                PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.

Item 1.  The election of Directors: Thomas J. Edelman, R. Rudolph Reinfrank and
         D. Dale Wood

[ ] FOR all nominees listed above        [ ] WITHHOLD AUTHORITY to vote for all
                                             nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:

_____________________________________________________________________________




THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENTERRA CORPORATION. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR ALL NOMINEES.

The undersigned acknowledges receipt of the March 31, 1995 Notice of Annual Meeting and the Proxy Statement, which more particularly describes the matters referred to herein.


                                  Dated: ___________________________, 1995

                                  ________________________________________
                                  Signature
                                  ________________________________________
                                  Signature

                                  (Signature should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)